Exhibit 32.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Highlander Acquisition Corp. (the "Company") for the quarter ending September 30, 2006, I, William Tay, Chief Executive Officer and Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

      1. Such Quarterly Report on Form 10-QSB for the quarter ending September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in such Quarterly Report on Form 10-QSB for the quarter ending September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  January 29, 2007

Highlander Acquisition Corp.

By: /s/ William Tay
    -----------------------
    William Tay
    Chief Executive Officer and
    Chief Financial Officer